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                                  Exhibit 99.1



                          GIANT GROUP, LTD. WITHDRAWS
                        EXCHANGE OFFER FOR RALLY'S STOCK



Beverly Hills, California-April 22, 1996-GIANT GROUP, LTD. (GPO-NYSE) announced today that, at the request of the Board of Directors of RALLY'S HAMBURGERS, INC. (RLLY-NASDAQ), GIANT has withdrawn its previously announced exchange offer to acquire additional shares of RALLY'S. GIANT presently owns approximately 47% of RALLY'S common stock.

     BURT SUGARMAN, GIANT'S Chairman and Chief Executive Officer, said: "We continue to be committed to a turnaround by RALLY'S. We have great confidence in DON DOYLE, RALLY'S new Chief Executive Officer, and believe that under his leadership, RALLY'S will continue to make progress toward recovery. As RALLY'S largest stockholder, GIANT is supportive of management's efforts and the judgment of RALLY'S Board of Directors that RALLY'S long range interests will be best served by having a wider dispersion of its stock. GIANT intends to work closely with RALLY'S to explore ways to strengthen RALLY'S."

For further information contact:  Terry Christensen at (310) 553-3000.